Exhibit 99.1

NEWS RELEASE

55 Nod Road Avon, CT 06001 www.MagellanHealth.com

For Immediate Release

Investor Contact:	Melissa Rose
877-645-6464

Media Contact:	Erin Somers
410-953-2405

MAGELLAN HEALTH SERVICES REPORTS

FIRST QUARTER 2008 FINANCIAL RESULTS

Company Revises 2008 Guidance

CFO Mark Demilio Announces Intent to Resign

AVON, Conn. – May 2, 2008 – Magellan Health Services, Inc. (Nasdaq:MGLN) today reported net income of $17.2 million, or $.43 per diluted common share, and segment profit of $51.7 million for the first quarter of fiscal year 2008. The Company also said that it now expects to generate net income in the range of $71 million to    $89 million, yielding earnings per diluted common share in the range of $1.73 to $2.17, and segment profit in the range of $205 million to $225 million for 2008.

The Company also announced that its chief financial officer, Mark S. Demilio, has notified the Company that he intends to resign; however, he has agreed to stay on to assist in the process of recruiting a replacement and effecting a smooth transition and will continue to be actively engaged in the management of the Company until that process is complete. The Company has begun a comprehensive search for Demilio’s successor.

Financial Results

For the quarter ended March 31, 2008, the Company reported net revenue of $650.3 million and net income of $17.2 million, or $.43 per diluted common share.  For the prior year quarter, net revenue was $487.0 million and net income was $21.0 million or $.53 per diluted common share. Segment profit (which represents income from continuing operations before stock compensation expense, depreciation and amortization, interest expense, interest income, gain on sale of assets, special charges or benefits, income taxes and minority interest) for the current year quarter was $51.7 million, compared with $53.0 million in the prior year quarter.

See the attached tables detailing the Company’s operating results, including results by segment.  The Company now reports results for its behavioral business in two segments, Public Sector and Commercial, of which the latter contains the operating segments previously defined as Health Plan and Employer.

The Company ended the quarter with unrestricted cash and investments of $345.2 million. Cash flow from operations for the three months ended March 31, 2008 was $12.4 million compared with $46.1 million for the comparable period in the prior year. This quarter’s cash flow was affected by the funding of restricted cash of $15.0 million and the run-out of net contract liabilities for terminated contracts of $10.2 million.

René Lerer, M.D., president and chief executive officer, said, “We are very pleased to have turned in an excellent first quarter for 2008, one that exceeded our expectations. NIA’s and ICORE’s strong financial results reflect the tremendous progress we have made in our new growth areas of radiology and specialty pharmacy.

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“We have invested considerable resources and effort over the last year in building out our radiology capabilities and have taken significant steps in creating a strong foundation for innovation including, most recently, a consumer-centered approach, in order to position NIA as the leader in the field of diagnostic imaging management. Tina Blasi, NIA’s new CEO, has hit the ground running and the combination of her efforts with the significant sales and development groundwork that had been laid prior to her arrival has positioned NIA well for future growth.”

“In the specialty pharmacy realm, our refocused efforts also have begun to pay off, with ICORE’s first quarter results coming in ahead of our original expectations. As we have said previously, we have reprioritized rebate contracting, historically ICORE’s growth engine, as the primary driver of its sales strategy and we have added additional sales resources to the ICORE team. This retooled approach is beginning to yield improved sales and earnings in the rebate market and we believe this will lead to a positive collateral effect for our distribution business. We are very pleased with prospects for this segment going forward,” Lerer said.

Outlook

The Company stated that it now expects to generate full-year net income in the range of $71 million to $89 million or $1.73 to $2.17 per diluted common share and segment profit in the range of $205 million to $225 million.  The Company’s previous guidance of segment profit for 2008 was $200 million to $220 million.

See the attached table detailing the Company’s revised 2008 financial guidance, including segment profit guidance by segment.

“Based on our excellent performance in the radiology and specialty pharmacy areas, we are raising our overall segment profit guidance for 2008,” said Mark Demilio, chief financial officer. “Our earnings per share guidance reflects a reduction in interest income due to lower interest rates and additional stock compensation expense due to a one-time charge, which are partially offset by our revised segment profit guidance. We expect cash flow for the year to be approximately $20 million less than previous guidance due primarily to the reduction in interest income for the year and the timing of certain items that benefited 2007 cash flow and thus enabled the company to start the year with higher cash balances.”

Lerer added, “As we look ahead to the remainder of the year, our priority continues to be to generate growth and continue to execute well in serving our existing customers and their stakeholders. Our strong first quarter results signify that we are moving in the right direction and making tangible progress on achieving our objectives.”

CFO Transition

Demilio, 52, has informed the Company that he intends to resign to focus on other aspects of his professional life and to spend more time with his family. Because Demilio will be an integral part of the search for his successor and will continue with the Company until that process is concluded and a transition complete, the timing of his departure has not yet been determined.

“Mark is one of the finest financial executives I have had the pleasure to work with and, although I fully understand and respect his desire to make this transition at this point in his life, I am sorry that he will be leaving the company,” Lerer said. “Mark spearheaded Magellan’s successful effort to deal definitively with its financial challenges and emerge as a recapitalized and reorganized company. Since then, he has played a significant role in our development into a diversified specialty managed care organization with exceptionally strong financial footing and impressive growth prospects. I appreciate his commitment to continue as an active member of my executive team as we make this transition. We expect the search process, which has already begun, to take three to six months.”

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“I am proud of both the company’s and my achievements during my tenure at Magellan and proud that the company is soundly positioned and poised for bigger and better things,” Demilio said. “I have an enormous amount of respect for René personally and professionally and I had postponed my decision process as a result of his taking on the CEO role. I have a great deal of faith in his expertise and leadership and he and I have forged a very strong working relationship since he joined Magellan. While it is tempting to stay and be part of the company’s bright future under René’s leadership, I feel that I am at a stage in my personal and professional life when it is time to move on and to devote my attention to other ventures and activities, not the least of which is spending more time with my family. I thank René, the Board, my finance team and all the Magellan employees I have worked with over the years for helping to make my time at Magellan a truly rewarding experience.”

Demilio joined Magellan in 1999 and has served in both the chief financial officer and general counsel roles during his tenure with the organization.  He also serves on the Board of Directors and is chairman of the Audit Committee of Cosi, Inc. (Nasdaq:COSI).

Earnings Results Conference Call

Management will host a conference call at 9:00 a.m. Eastern time on Friday, May 2.  To participate in the call, interested parties should call 1-888-469-0938 and reference the passcode First Quarter Earnings approximately 15 minutes before the start of the call.

The conference call also will be available via a live Webcast at the investor relations page of Magellan’s Web site, www.MagellanHealth.com.

A taped replay of the conference call will be available for one week following the call. The call-in numbers for the replay are 800-944-3339 and 402-220-0188 (from outside the U.S.).

Those who plan to access the call or Webcast are encouraged to read Magellan’s Annual Report on Form 10-K for the year ended December 31, 2007, filed with the Securities and Exchange Commission on February 29, 2008, for material information regarding Magellan’s operational and financial results, including the section entitled “Risk Factors.”

About Magellan:  Headquartered in Avon, Conn., Magellan Health Services, Inc. (Nasdaq:MGLN) is a leading specialty health care management organization.  Its customers include health plans, corporations and government agencies.

Cautionary Statement:  This release contains forward-looking statements within the meaning of the Securities Exchange Act of 1934 and the Securities Act of 1933, as amended, that involve a number of risks and uncertainties. All statements, other than statements of historical information provided herein, may be deemed to be forward-looking statements including, without limitation, statements regarding estimates of segment profit, net income, earnings per share, and future growth of the Company’s radiology and specialty pharmacy segments. These statements are based on management’s analysis, judgment, belief and expectation only as of the date hereof, and are subject to uncertainty and changes in circumstances. Without limiting the foregoing, the words “believes,” “anticipates,” “plans,” “expects,” “may,” “should,” “could,” “estimate,” “intend” and other similar expressions are intended to identify forward-looking statements. Actual results could differ materially due to, among other things, the possible election of certain of the Company’s customers to manage the healthcare services of their members directly; changes in rates paid to and/or by the Company by customers and/or providers; higher utilization of health care services by the Company’s risk members; delays, higher costs or inability to implement new business or other Company initiatives; the impact of changes in the contracting model for Medicaid contracts; termination or non-renewal of customer contracts; the impact of new or amended laws or regulations; governmental inquiries;  litigation; competition;  operational issues; health care reform; and general business conditions. Additional factors that could cause actual results to differ materially from those

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reflected in the forward-looking statements include, but are not limited to, the risks discussed in the “Risk Factors” section included within the Company’s most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q filed with the SEC. Readers are cautioned not to place undue reliance on these forward-looking statements. The Company undertakes no obligation to publicly revise these forward-looking statements to reflect events or circumstances that arise after the date of this release. Segment profit information referred to herein may be considered a non-GAAP financial measure.  Further information regarding this measure, including the reasons management considers this information useful to investors, is included in the Company’s most recent Annual Report on Form 10-K and subsequent reports on Form 10-Q filed with the SEC.

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MAGELLAN HEALTH SERVICES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

(In thousands, except per share amounts)

	Three Months Ended March 31,
	2007	2008 (1)

Net revenue	$487,004	$650,290

Cost and expenses:
Cost of care	308,819	454,074
Cost of goods sold	34,117	46,824
Direct service costs and other operating expenses (2)	97,875	109,748
Depreciation and amortization	13,652	14,374
Interest expense	1,852	1,215
Interest income	(5,187)	(5,493)
	451,128	620,742

Income from continuing operations before income taxes and minority interest	35,876	29,548
Provision for income taxes	14,907	12,303
Income from continuing operations before minority interest	20,969	17,245
Minority interest, net	—	1
Net income	20,969	17,244
Other comprehensive income (loss)	5	(14)
Comprehensive income	$20,974	$17,230

Weighted average number of common shares outstanding — basic	38,231	39,736
Weighted average number of common shares outstanding — diluted	39,264	40,340

Net income per common share — basic	$0.55	$0.43

Net income per common share — diluted	$0.53	$0.43

(1)

For a more detailed discussion of Magellan’s results for the three months ended March 31, 2008, refer to the Company’s Quarterly Report on Form 10-Q which will be filed with the SEC on May 2, 2008, and the live broadcast or taped replay of the Company's earnings conference call on May 2, 2008, which will be available at www.MagellanHealth.com.

(2)	Includes stock compensation expense of $6,787 and $12,018 for the three months ended March 31, 2007 and 2008, respectively.

MAGELLAN HEALTH SERVICES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

(In thousands)

	Three Months Ended March 31,
	2007	2008

Cash flows from operating activities:
Net income	$20,969	$17,244

Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	13,652	14,374
Non-cash interest expense	347	573
Non-cash stock compensation expense	6,787	12,018
Non-cash income tax expense	13,973	10,586
Cash flows from changes in assets and liabilities, net of effects from acquisitions of businesses:
Restricted cash	(15,488)	(10,435)
Accounts receivable, net	(4,944)	(15,063)
Other assets	(100)	4,997
Accounts payable and accrued liabilities	(10,767)	(15,778)
Medical claims payable and other medical liabilities	21,799	(5,532)
Other	(107)	(537)
Net cash provided by operating activities	46,121	12,447

Cash flows from investing activities:
Capital expenditures	(5,416)	(7,979)
Acquisitions and investments in businesses, net of cash acquired	(5,271)	(425)
Purchase of investments	(33,278)	(35,013)
Maturity of investments	35,580	53,130
Net cash (used in) provided by investing activities	(8,385)	9,713

Cash flows from financing activities:
Payments on long-term debt and capital lease obligations	(7,801)	(4,307)
Proceeds from exercise of stock options and warrants	15,615	4,010
Other	(333)	(1,456)
Net cash provided by (used in) financing activities	7,481	(1,753)
Net increase in cash and cash equivalents	45,217	20,407
Cash and cash equivalents at beginning of period	163,737	312,372
Cash and cash equivalents at end of period	$208,954	$332,779

MAGELLAN HEALTH SERVICES, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

(In thousands, except membership amounts in millions)

	Three Months Ended March 31,
	2007	2008

Net revenue
- Commercial	$209,813	$159,603
- Public Sector	224,374	358,238
- Radiology Benefits Management	10,731	75,499
- Specialty Pharmaceutical Management	42,086	56,950
Total net revenue	487,004	650,290

Cost of care
- Commercial	112,599	81,573
- Public Sector	196,220	323,174
- Radiology Benefits Management	—	49,327
Total cost of care	308,819	454,074

Cost of goods sold - Specialty Pharmaceutical Management	34,117	46,824

Direct service costs and other operating expenses
- Commercial	42,134	37,425
- Public Sector	9,959	16,623
- Radiology Benefits Management	10,961	13,100
- Specialty Pharmaceutical Management	4,619	5,920
- Corporate & Other	30,202	36,680
Total direct services costs and other operating expenses	97,875	109,748

Stock compensation expense (1)
- Commercial	(508)	(423)
- Public Sector	(211)	(174)
- Radiology Benefits Management	(462)	(505)
- Specialty Pharmaceutical Management	(2,052)	(2,104)
- Corporate & Other	(3,554)	(8,812)
Total stock compensation expense	(6,787)	(12,018)

Segment profit (loss)
- Commercial	55,588	41,028
- Public Sector	18,406	18,615
- Radiology Benefits Management	232	13,577
- Specialty Pharmaceutical Management	5,402	6,310
- Corporate & Other	(26,648)	(27,868)
Total segment profit	$52,980	$51,662

Reconciliation of segment profit to income from continuing operations before income taxes and minority interest:
Segment profit	$52,980	$51,662
Stock compensation expense	(6,787)	(12,018)
Depreciation and amortization	(13,652)	(14,374)
Interest expense	(1,852)	(1,215)
Interest income	5,187	5,493
Income from continuing operations before income taxes and minority interest	$35,876	$29,548

Membership
- Commercial		39.3
- Public Sector		2.3
- Radiology Benefits Management		20.7
Total membership		62.3

(1)

Stock compensation expense is included in direct service costs and other operating expenses; however, this amount is excluded from the computation of segment profit since it is managed on a consolidated basis.

Magellan Health Services, Inc. and Subsidiaries

Revised Fiscal 2008 Earnings Forecast Guidance

(In millions, except per share amounts)

	Low	High

Segment profit	$205	$225
Stock compensation expense	(40)	(36)
Depreciation and amortization	(58)	(56)
Interest expense	(4)	(3)
Interest income	16	19
Income from continuing operations before income taxes	119	149
Provision for income taxes	(48)	(60)
Net income	$71	$89

Weighted average shares outstanding - diluted	41.0	41.0

EPS - diluted	$1.73	$2.17

Segment profit (loss)
Commercial	$170	$175
Public Sector	81	84
Radiology Benefits Management	32	38
Specialty Pharmaceutical Management	23	27
Corporate & Other	(101)	(99)
Total	$205	$225